Exhibit 99.1
FOR IMMEDIATE RELEASE
Primus Guaranty, Ltd. Announces Intent to Voluntarily De-List and De-Register Its Common Shares and Senior Notes
Hamilton, Bermuda — November 29, 2011 — Primus Guaranty, Ltd. (“Primus Guaranty” or “the Company”) (NYSE:PRS) today announced that its Board of Directors has approved the voluntary de-listing of its common shares (NYSE:PRS) (“Shares”), its Preferred Share Purchase Rights (“Rights”) and its 7% senior notes due 2036 (NYSE:PRD) (“Notes”) from the New York Stock Exchange and the voluntary de-registration of its Shares, Rights and Notes under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects to file its Annual Report on Form 10-K for the year ending December 31, 2011 in the first quarter of 2012 and thereafter cease filing reports with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s Board of Directors authorized the de-listing and de-registration of the Company’s Shares, Rights and Notes after concluding that the consequences of remaining an SEC-reporting company, including the costs associated with regulatory compliance, outweighed the current benefits of public company status to the Company and its securityholders. The Company’s Board of Directors believes that the expense reductions inherent in de-listing and de-registering its Shares, Rights and Notes will benefit the Company and its securityholders, and further the Company’s previously announced strategy of reducing its operating expenses.
In deciding to voluntarily de-list and de-register the Shares, Rights and Notes, the Company’s Board of Directors considered several factors, including the following:
•	the Company’s strategic plan of amortizing the credit swap portfolio of Primus Financial Products, LLC, containing expenses, and seeking to return capital to shareholders;

•	the lack of an anticipated need to raise additional capital in the short term;

•	the Company’s current and anticipated future operations, staffing, and compensation philosophy for employees;

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the significant costs, both direct and indirect, associated with the preparation and filing of Primus Guaranty’s periodic reports with the SEC and complying with the U.S. Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other U.S. federal securities laws; and

•	the potential impact of the de-registration and de-listing on Primus Guaranty’s shareholders and noteholders, creditors, and other key constituencies.
The Company anticipates that following de-listing, its Shares, Rights and Notes will be quoted in the OTC Pink market, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s Shares, Rights and Notes. The Company can provide no assurance that trading in its Shares, Rights or Notes will continue in the OTC Pink or in any other forum.
The Company will continue to prepare and present to shareholders audited annual financial statements in accordance with generally accepted auditing standards, as required by the Company’s Bye-Laws and the Companies Act, 1981 of Bermuda. The Company also intends to continue to produce unaudited quarterly interim condensed financial statements. The audited annual and unaudited interim quarterly financial statements, press releases and other information of interest to investors will continue to be available on its Web site at www.primusguaranty.com and are expected to be posted on the OTC Markets’ OTC Disclosure and News Service portal.

The Company reserves the right to delay or withdraw its filings with the SEC for any reason prior to their effectiveness.
About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company with offices in New York. Through its subsidiary, Primus Financial Products, LLC, the Company provides protection against the risk of default on primarily investment grade corporate and sovereign reference entities.
Forward-Looking Statements
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

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